Exhibit 3.3

MEMORANDUM OF ASSOCIATION

OF

STERIS IRISH FINCO UNLIMITED COMPANY

1	The name of the company is Steris Irish FinCo Unlimited Company (the “Company”).

2	The Company is a public unlimited company having a share capital registered under Part 19 of the Companies Act 2014.

3	The objects for which the Company is established are:

3.1	To provide financing for STERIS Group activities.

3.2

To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company and to carry on any other business (whether manufacturing or otherwise) (except the issuing of policies of insurance) which may seem to the Company capable of being conveniently carried on in connection with the above objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

3.3

To purchase, take on lease or in exchange or otherwise acquire real and chattel real property of all kinds and in particular lands, tenements and hereditaments of any tenure whether subject or not to any charges or incumbrances, and to hold or to sell, develop, let, alienate, mortgage, charge, or otherwise deal with all or any of such lands, tenements or hereditaments for such consideration and on such terms as may be considered expedient.

3.4

To improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

3.5

To acquire and hold shares and stocks of any class or description, debentures, debenture stock, bonds, bills, mortgages, obligations, investments and securities of all descriptions and of any kind issued or guaranteed by any company, corporation of undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatsoever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, contingencies and choses in action.

3.6

To invest any moneys of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.7

To purchase or otherwise acquire and undertake, the whole or any part of the business, goodwill, property, assets and liabilities of any person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, union of interests, or for co-operation, joint venture or for mutual assistance or reciprocal concession with any such person, firm or company, and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

3.8

To sell or otherwise dispose of the whole or any part of the business, undertaking, property or investments of the Company, either together or in portions for such consideration and on such terms as may be considered expedient.

3.9

To pay for any property, assets or rights acquired by the Company, and to discharge or satisfy any debt, obligation or liability of the Company, either in cash or in shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any other securities which the Company has power to issue, or partly in one way and partly in another, and generally on such terms as may be considered expedient.

3.10

To accept payment for any property, assets or rights disposed of or dealt with or for any services rendered by the Company, or in discharge or satisfaction of any debt, obligation or liability to the Company, either in cash or in shares, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in any other securities, or partly in one way and partly in another, and generally on such terms as may be considered expedient.

3.11	To advance, deposit or lend money, securities and property to or with such persons and on such terms as may seem expedient.

3.12

To borrow or raise money in any such manner and on such terms and for such purposes as the Company shall think fit, whether alone or jointly and / or severally with any person or persons, including, without prejudice to the generality of the foregoing, by the issue of debentures or debenture stock (perpetual or otherwise), and to secure, with or without consideration, the payment or repayment of any money borrowed, raised, or owing or any debt, obligation or liability of the Company or of any person whatsoever in such manner and on such terms as the Company shall think fit, and in particular by mortgage, charge, lien or debenture or any other security of whatsoever nature or howsoever described, perpetual or otherwise, charged upon all or any of the Company’s property, undertaking, rights or assets of any description, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.

3.13

To receive money on loan upon such terms as the Company may approve and to guarantee, enter into any suretyship or joint obligation, grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company, or by both such methods and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, the payment of any debts or the performance of any contract or obligation of any company or association or undertaking or of any person (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority (whether supreme, local, municipal or otherwise) or company) including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company (within the meaning of section 8 of the Companies Act 2014) or another subsidiary of the Company’s holding company or a subsidiary of the Company or otherwise related with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.

3.14

As an object of the Company and as a pursuit in itself or otherwise and whether for the purpose of making a profit or avoiding a loss or managing a current or interest rate exposure or any other exposure or for any other purpose whatsoever, to engage in currency exchange, interest rate and commodity transactions, derivative transactions and any other financial or other transactions of whatever nature in any manner and on any terms and for any purposes whatsoever, including, without prejudice to the generality of the foregoing, any transaction for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense, or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings whether involving purchases, sales or otherwise in foreign currency, spot and / or forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any such other foreign exchange or interest rate or commodity or other hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing.

3.15

To the extent that the same is permitted by law, to give financial assistance for the purpose of an acquisition made or to be made by any person of any shares in the Company or the Company’s holding company for the time being (within the meaning of section 8 of the Companies Act 2014) and to give such assistance by any means howsoever permitted by law.

3.16	To redeem, purchase or otherwise acquire in any manner permitted by law and on such terms and in such manner as the Company may think fit any shares in the Company’s capital.

3.17

To apply for, purchase or otherwise acquire and hold, use, develop, protect, sell, licence or otherwise dispose of, or deal with patents, brevets d’invention, copyrights, designs, trade marks, secret processes, know-how and inventions and any interest therein.

3.18

To form, promote, finance or assist any other company or association, whether for the purpose of acquiring all or any of the undertaking, property and assets of the Company or for any other purpose which may be considered expedient.

3.19

To facilitate and encourage the creation, issue, conversion and offering for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.20	To draw, make, accept, endorse, discount, negotiate, and issue bills of exchange, promissory notes, bills of lading and other negotiable or transferable instruments.

3.21

To act as managers, consultants, supervisors and agents of other companies or undertakings and to provide for such other companies or undertakings, management, advisory, technical, purchasing, selling and other services, and to enter into such contracts and agreements as are necessary or advisable in connection with the foregoing.

3.22

To establish, regulate and discontinue franchises, agencies and branches, appoint agents and others to assist in the conduct or extension of the Company’s business and to undertake and transact all kinds of trust, agency and franchise business which an individual may legally undertake.

3.23	To make gifts or grant bonuses to the directors or any other persons who are or have been in the employment of the Company including alternate directors.

3.24

To make such provision for the education and training of employees and prospective employees of the Company and others as may seem to the Company to be advantageous to or calculated, whether directly or indirectly, to advance the interests of the Company or any member thereof.

3.25

To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company or directors or ex-directors of the Company and the wives, widows and families dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.26

To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill or influence or otherwise and to pay the premiums on such insurance.

3.27

To undertake and execute the office of nominees for the purpose of holding and dealing with any real or personal property or security of any kind for or on behalf of any government, local authority, mortgagee, company, person or body; to act as nominee or agent generally for any purpose and either solely or jointly with another or others for any person, company, corporation, government, state or province, or for any municipal or other authority or local body; to undertake and execute the office of trustee, executor, administrator, registrar, secretary, committee or attorney; to undertake the management of any business or undertaking or transaction, and generally to undertake, perform and fulfil any trust or agency business of any kind and any office of trust or confidence.

3.28

To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

3.29

To establish, on and subject to such terms as may be considered expedient, a scheme or schemes for or in relation to the purchase of, or subscription for, any fully or partly paid shares in the capital of the Company by, or by trustees for, or otherwise for the benefit of, employees of the Company or of its subsidiary or related companies.

3.30

To vest any real or personal property, rights or interest acquired by or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.31

To enter into any arrangements with any governments or authorities (supreme, municipal, local or otherwise), or any corporations, companies or persons that may seem conducive to the attainment of the Company’s objects, or any of them and to obtain from any such government, authority, corporation, company, or person any charters, contracts, decrees, rights, privileges and concessions, including grant aid, which the Company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges, concessions and grant agreements.

3.32

To apply for, promote and obtain any Act of the Oireachtas, provisional order or licence of the Minister for Jobs, Enterprise and Innovation or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the Company’s interests.

3.33

To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.34

To remunerate, by cash payment or allotment of shares or securities of the Company credited as fully paid up or otherwise, any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.35

To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures, or other securities of any other company belonging to the Company or of which the Company may have the power of disposing.

3.36	To procure the Company to be registered in any part of the world.

3.37	To transact or carry on any other business which may seem to the Company capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.38

To do all or any of the above things in any part of the world, either alone or in conjunction with others and either as principals, agents, contractors, factors, trustees or otherwise and either by or through agents, contractors, factors, trustees or otherwise.

3.39

The word “company” in this clause except where used in reference to this Company, where the context so admits, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated or whether domiciled or registered in Ireland or elsewhere and the intention is that in the construction of this clause the objects set forth in each of the foregoing sub-paragraphs shall, except where otherwise expressed in the same paragraph, be regarded as independent objects and accordingly shall in no way be limited or restricted by reference to or inference from the terms of any other sub-clause or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each defined the objects of a separate and distinct company.

Provided always that the provisions of this clause shall be subject to the Company obtaining, where necessary for the purpose of carrying any of its objects into effect, such licence, permit or authority as may be required by law.

4	The share capital of the Company is $1,500,000,000 divided into 15,000,000 shares of $100.00 each.

5	The liability of the members is unlimited.